UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2015

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6B 1L8

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 3.02 Unregistered Sales of Equity Securities

On February 11, 2015, Rise Resources Inc. (the “Company”) entered into debt conversion agreements with five non-U.S. investors pursuant to which such investors agreed to convert an aggregate of $400,000 in debt into 20,000,000 shares of the Company’s common stock (the “Shares”) at a price of $0.02 per Share.  The Company issued the Shares in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company’s reliance on Rule 903 of Regulation S under the Securities Act (“Regulation S”) was based on the fact that the Shares were sold in “offshore transactions”, as defined in Rule 902(h) of Regulation S.  The Company did not engage in any directed selling efforts in the United States in connection with the sale of the Shares, and the investors were not U.S. persons and did not acquire the Shares for the account or benefit of any U.S. person.

As of the date of this current report on Form 8-K, the Company has 20,792,500 issued and outstanding shares of common stock.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 16, 2015, the holders of a majority of the Company’s issued and outstanding common stock approved an increase in the Company’s authorized capital from 21,000,000 shares of common stock, par value $0.001, to 400,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”).  The purpose of the Authorized Capital Increase was to reorganize the Company’s capital structure in connection with the recently-completed 1:80 reverse split, which management believes will better position the Company to attract financing.

Pursuant to applicable securities laws, the Authorized Capital Increase will not be effected until at least 20 days after a definitive information statement has been sent to the Company’s stockholders who did not previously consent to the Authorized Capital Increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2015

RISE RESOURCES INC.

/s/ Greg Johnston
Greg Johnston
CEO, Director